CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Partners Group Private Income Opportunities, LLC of our report dated May 30, 2019 relating to the financial statements of Partners Group Private Income Opportunities, LLC, which appears in this Registration Statement. We also consent to the references to us under the headings “Summary of Fund Expenses”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 28, 2019